Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of AMMO Inc. on of Form S-3 of our report dated June 29, 2021, with respect to the consolidated financial statements appearing in the Annual Report on Form 10-K of Ammo, Inc. for the year ended March 31, 2021. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Pannell Kerr Forster of Texas, P.C.

Houston, Texas

July 29, 2021